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                     Cohen & Steers Realty Focus Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                             September 30, 2004

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Realty Focus Fund, Inc. (the "Fund") hereby accepts your offer to purchase such number of Class A, Class B and Class C shares of the Fund corresponding to an aggregate $________ investment in each class, at a price per share equivalent to the net asset value of one Class I share of the Fund as of the close of business on September 30, 2004.
         This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                             Sincerely,

                                             Cohen & Steers
                                             Realty Focus Fund, Inc.



                                             By:
                                                -------------------------------


Accepted:

Cohen & Steers Capital Management, Inc.



By:
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